Grange Road
Cwmbran
Gwent
NP44 3XU
United Kingdom

Exhibit 10-d
To:
Viking Asset Purchaser No. 7 IC (the “Purchaser”)
Citicorp Trustee Company Limited (the “Programme Trustee”)
24 January 2013
Dear Sirs,
Extension of a receivables purchase agreement between the Purchaser, the Programme Trustee and ourselves as Seller dated 2 February 2012, as amended, (the “Receivables Purchase Agreement”).
We refer to the Receivables Purchase Agreement. We write to record the terms and conditions upon which the parties have agreed to extend the Receivables Purchase Agreement.
In the definition of Termination Event, sub-clause (a) which appears in Clause 1 of the Receivables Purchase Agreement, the reference to “one (1) years“ shall be replaced by “six (6) years”.
Please acknowledge your acceptance of the terms and conditions contained in this Letter of Agreement by signing and returning the enclosed duplicate.
Yours faithfully,
/s/ Aiden Lambe
Director
for and on behalf of
Meritor Heavy Vehicle Braking Systems (UK) Limited

We accept the terms and conditions set out in the Letter of Agreement of which the foregoing is the duplicate.

…… /s/ Stephen Langan, Alternate Director…………………
for and on behalf of
Viking Asset Purchaser No. 7 IC

…
…/s/ … David Mares, Director……
for and on behalf of
Citicorp Trustee Company Limited